UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 16, 2024

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Clarendon House, 2 Church Street, Hamilton, Pembroke, HM 11 Bermuda

(Address of principal executive offices)

(Zip Code)

(441) 295-1422

(Registrant's telephone number, including area code)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2024, James River Group Holdings, Ltd. (the “Company”) entered into (i) the First Amendment (the “KeyBank Amendment”) to the Third Amended and Restated Credit Agreement dated as of July 7, 2023 (the “KeyBank Facility”) by and among the Company, as borrower, KeyBank National Association (“KeyBank”) as Administrative Agent and Letter of Credit Issuer, KeyBank and Truist Securities, Inc. as Joint Book Runners and Joint Lead Arrangers, Truist Bank as Syndication Agent, and the lender parties thereto (the “KeyBank Lenders”); and (ii) the Fourth Amendment (the “BMO Amendment”) to the Credit Agreement dated as of August 2, 2017, as amended, (the “BMO Facility”) by and among the Company, as borrower, and BMO Bank N.A., as the lender (“BMO”). Each of the KeyBank Amendment and the BMO Amendment was executed in connection with the closing of the previously announced sale by the Company of all of the common shares of JRG Reinsurance Company Ltd., a former wholly-owned subsidiary of the Company (“JRG Re”) to Fleming Intermediate Holdings LLC, a Cayman Islands limited liability company, pursuant to the terms of a Stock Purchase Agreement dated November 8, 2023 (the “Stock Purchase Agreement”).

Pursuant to each of the KeyBank Amendment and the BMO Amendment, KeyBank and the KeyBank Lenders and BMO released JRG Re as a borrower under the KeyBank Facility and the BMO Facility, respectively, and released all collateral pledged by JRG Re under the KeyBank Facility and the BMO Facility, respectively. In addition, (i) the KeyBank Amendment decreased the Secured Facility Commitment (as defined in the KeyBank Facility) from $102.5 million to $45 million, and (ii) the BMO Amendment (x) increased the applicable interest rates, (y) eliminated the letter of credit portion of the facility, and (z) built in an automatic decrease of the Secured Facility Maximum Amount and the Unsecured Facility Maximum Amount (as each such term is defined in the BMO Facility) by the amount of each Letter of Credit (as defined in the BMO Facility) outstanding under the BMO Facility as of the date of the BMO Amendment, with such decreases to take effect as of the time each such Letter of Credit is cancelled.

The summaries of the KeyBank Amendment and BMO Amendment in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the KeyBank Amendment and the BMO Amendment, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference in their entirety herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 16, 2024, the Company completed the previously announced sale of all of the common shares of JRG Re to Fleming Intermediate Holdings LLC, a Cayman Islands limited liability company (“Buyer”). At the closing (the “Closing”) of the transactions contemplated by the Stock Purchase Agreement (the “Transaction”), JRG Re was acquired by, and became a wholly-owned subsidiary of, Buyer. Pursuant to the terms of the Stock Purchase Agreement, the aggregate purchase price received by the Company, after giving effect to estimated adjustments based on changes in JRG Re’s adjusted net worth between March 31, 2023 and the Closing, totaled approximately $291.4 million. The aggregate purchase price was comprised of (i) $152.4 million paid in cash by Buyer and (ii) an aggregate $139 million dividend and distribution from contributed surplus by JRG Re to the Company. In accordance with the Stock Purchase Agreement, the cash portion of the purchase price was calculated based on an estimated balance sheet of JRG Re as of the date of Closing. The estimated balance sheet is subject to final post-Closing adjustments, which could result in adjustments to the purchase price. Additionally, Buyer may pay an additional $2,500,000 to the Company in the event that certain conditions outlined in the Stock Purchase Agreement are met on the date that is nine months following the date of Closing.

At the Closing, the Company entered into a transition services agreement with Buyer, pursuant to which, among other things, the Company will provide to Buyer certain information technology services for up to six months following the Closing.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 9, 2023 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, as of April 16, 2024, Daniel J. Heinlein, President and Chief Executive Officer of JRG Re, joined Buyer, and is no longer employed by a subsidiary of the Company.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information

Pro forma financial information with respect to the Transaction is not required to be filed with this Current Report on Form 8-K because the Company has previously reported its results of operations of the disposed business as discontinued operations and the assets and liabilities of the disposed business as held-for-sale in its Annual Report on Form 10-K for the year ended December 31, 2023.

The pro forma effects of the JRG Re disposition on the Company’s consolidated balance sheet at December 31, 2023, assuming the disposition had closed on December 31, 2023, would have been as follows:

•	Total assets of $5,317.3 million would be reduced by approximately $783.4 million, reflecting the removal of the assets of discontinued operations held-for-sale at December 31, 2023.
•	Total liabilities of $4,637.7 million would be reduced by approximately $641.5 million, reflecting the removal of liabilities of discontinued operations held-for-sale at December 31, 2023.

(d)	Exhibits

The following Exhibits are furnished as a part of this Form 8-K:

Exhibit No.	Description
2.1	Stock Purchase Agreement dated November 8, 2023 by and among James River Group Holdings, Ltd. and Fleming Intermediate Holdings LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on November 9, 2023)
10.1	First Amendment dated April 16, 2024 to the Third Amended and Restated Credit Agreement dated as of July 7, 2023 by and among James River Group Holdings, Ltd. and JRG Reinsurance Company Ltd., as borrowers, KeyBank National Association (“KeyBank”) as Administrative Agent and Letter of Credit Issuer, KeyBank and Truist Securities, Inc. as Joint Book Runners and Joint Lead Arrangers, Truist Bank as Syndication Agent, and the lender parties thereto*
10.2	Fourth Amendment dated April 16, 2024 to the Credit Agreement dated as of August 2, 2017, as amended, by and among James River Group Holdings, Ltd. and JRG Reinsurance Company Ltd., as borrowers, and BMO Bank N.A., as the lender.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K, the Schedules to this Exhibit have been omitted. A copy of the omitted schedules will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: April 22, 2024	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer